Exhibit 99.1

VerifyMe Reports 79% Year-over-Year Revenue Growth for its Third Quarter 2020 Results

$9 Million Cash Position and Strong Business Pipeline Expected to Lead to Increased Revenue Over the Next 12 Months

Rochester, NY – Accesswire - November 12, 2020 — VerifyMe, Inc. NASDAQ: (VRME) (“VerifyMe,” “we,” “our,” or the “Company”), a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products, today announced the Company’s financial results for the third quarter ended September 30, 2020 (“Q3 2020”).

Key Financial Highlights for Q3 2020:

•	Revenues increased 79% to $100,697, compared to $56,255 in the third quarter ended September 30, 2019 (“Q3 2019”), and increased 34% compared to $75,256 in the second quarter ended June 30, 2020
•	Gross margins of 82% versus 85% in Q3 2019
•	Operating loss increased by 48% to $982,829
•	Net loss increased by 39% to $706,548
•	Cash balance of $9.0 million as of September 30, 2020

Key Business Highlights for Q3 2020:

•	Expanded business with multi-billion dollar global consumer products company
•	Partnered with Corsearch, Inc. to collaborate on solutions for e-commerce counterfeiting and brand abuse
•	Partnered with SmartGlyph to integrate technologies and market digital security

VerifyMe has added several new partners over the past few months, including Corsearch, Inc., a brand clearance and protection leader, and SmartGlyph, a U.K.-based digital solutions provider. The collaboration with Corsearch will support brands to reduce the global multi-billion dollar economic impact resulting from counterfeiting and piracy activities. The partnership with SmartGlyph is focused on the integration of our respective technologies offering a high value-add solution to brand owners worldwide, and includes a cross-selling agreement, whereby each company will promote the combined product offering. Both partnerships are expected to increase business opportunities and add incremental revenue.

Management Commentary

Patrick White, VerifyMe’s President and Chief Executive Officer, commented, “We have a lot of positive momentum in the business and are excited for what lies ahead over the next 12 months. Our team and sales partners are focused on increasing sales with expanding our technology to new products and countries with current clients and targeting significant new brand owner clients.”

Mr. White continued, “Our strategy of being able to land and expand with a client was exemplified by our recently expanded business with a Forbes Top 50 Private Company that sells nutrition, personal care, beauty and home care products around the globe. The brand owner is utilizing our RainbowSecure® marking system on additional products across three additional countries to protect from counterfeits representing an expansion beyond its initial contract which was awarded in May 2019. We are also optimistic with potential opportunities in the apparel, cannabis, beverage and pharma industries representing ripe areas for us to penetrate with our security and authentication technologies. Our team and strategic partners have identified several opportunities and have commenced discussions with potential new clients in these industries.”

Mr. White concluded, “Our sales pipeline of mature opportunities is estimated to be greater than $12 million, consisting of 50+ projects ranging in size from $60,000 to $6 million in anticipated annual sales, including a significant opportunity in the apparel industry. VerifyMe has also begun working with a large multi-billion distributor who is sourcing the development of an inkjet version of its ink taggant. This would allow for the expanded use of the Company’s technology to about 95% of the label and packaging industry not currently served now. We also look forward to announcing new wins and revenue expansion with existing clients.”

Financial Results for the Three Months Ended September 30, 2020:

Revenue for the three months ended September 30, 2020 was $100,697, an 79% increase as compared to $56,225 for the three months ended September 30, 2019. The revenue primarily related to security printing with our authentication serialization technology for two large global brand owners.

Gross profit for the three months ended September 30, 2020 was $82,076, compared to $47,754 for the three months ended September 30, 2019. The resulting gross margin was 82% for the three months ended September 30, 2020, compared to 85% for the three months ended September 30, 2019.

General and administrative expenses for the three months ended September 30, 2020 were $572,044, an increase of $221,193 or 63%, compared to $350,851 for the three months ended September 30, 2019. The increase primarily related to increases in public company related costs, including investor relations and filing fees, and an increase of amortization and depreciation expense.

Legal and accounting fees increased by $43,816 to $85,793 for the three months ended September 30, 2020 from $41,977 for the three months ended September 30, 2019. The increase related primarily to an increase in legal fees.

Payroll expenses for the three months ended September 30, 2019 were $108,037, a decrease of $59,770 or 36%, compared to $167,807 for the three months ended September 30, 2019. The decrease related primarily to a decrease in non-cash stock-based compensation of approximately $67,000 offset by an increase in salary for our Chief Financial Officer effective January 1, 2020.

Research and development expenses for the three months ended September 30, 2020 were $6,804, compared to $804 for the three months ended September 30, 2019. The increase is primarily due to testing for new applications our technology.

Sales and marketing expenses for the three months ended September 30, 2020 were $292,470, an increase of $144,054 or 97%, compared to $148,416 for the three months ended September 30, 2019. The increase primarily related to the expansion of our sales and marketing team which increased costs by approximately $110,000, charges related to our social media branding strategy of $31,000, and an increase in non-cash stock-based compensation of approximately $18,000, offset by lower costs due to a decrease in trade shows primarily as a result of the COVID-19 pandemic.

Operating loss for the three months ended September 30, 2020 was $983,072, an increase of $320,971 or 48%, compared to $662,101 for the three months ended September 30, 2019. The increase primarily related to the expansion of our sales and marketing team in addition to an increase in public company related charges.

Net loss for the three months ended September 30, 2020 was $982,829, an increase of $276,281, or 39%, compared to $706,548 for the three months ended September 30, 2019. The resulting loss per share for the three months ended September 30, 2020 was $0.18 per diluted share, compared to $0.36 per diluted share for the three months ended September 30, 2019.

At September 30, 2020, VerifyMe had a $8,975,614 cash balance and approximately 5.6 million shares issued and outstanding.

Financial Results for the Nine Months Ended September 30, 2020:

Revenue for the nine months ended September 30, 2020 was $267,799, an 87% increase as compared to $143,158 for the nine months ended September 30, 2019. The increase in revenue primarily related to an increase in security printing with our authentication serialization technology for two large global brand owners.

Gross profit for the nine months ended September 30, 2020 was $219,204, compared to $112,835 for the nine months ended September 30, 2019. The resulting gross margin was 82% for the nine months ended September 30, 2020, compared to 79% for the nine months ended September 30, 2019.

General and administrative expenses for the nine months ended September 30, 2020 were $1,603,837, an increase of $602,109 or 60%, compared to $1,001,728 for the nine months ended September 30, 2019. The increase resulted primarily from an increase in non-cash charges related to stock-based compensation, an increase in public company related costs, including for investor relations and filing fees, and an increase of amortization and depreciation expense.

Legal and accounting expenses for the nine months ended September 30, 2020 were $175,518, compared to $172,676 for the nine months ended September 30, 2019.

Payroll expenses for the nine months ended September 30, 2020 were $411,562, an increase of $37,180 or 10%, compared to $374,382 for the nine months ended September 30, 2019. The increase related primarily to an increase in salary of our Chief Financial Officer effective January 1, 2020.

Research and development expenses for the nine months ended September 30, 2020 were $7,206, flat as compared to $7,055 for the nine months ended September 30, 2019.

Sales and marketing expenses for the nine months ended September 30, 2020 were $414,819, an increase of $14,102 or 4%, compared to $400,717 for the nine months ended September 30, 2019. The increase in sales and marketing related to the expansion of our sales and marketing department offset by our decreased participation in trade shows that have been cancelled due to the COVID-19 pandemic and a decrease of stock-based compensation expense.

Operating loss for the nine months ended September 30, 2020 was $2,393,738 an increase of $550,015 or 30%, compared to $1,843,723 for the nine months ended September 30, 2019. The increase primarily related to an increase in public company related costs, including costs associated with our Nasdaq listing, an expansion of our sales and marketing department, and an increase in non-cash stock-based compensation that was partially offset by increases in revenue. Operating loss for the nine months ended September 30, 2020 included approximately $999,000 of non-cash stock-based compensation compared to approximately $672,000 of non-cash stock-based compensation for the nine months ended September 30, 2019.

Net loss for the nine months ended September 30, 2020 was $4,728,049, an increase of $2,842,539, or 151%, compared to $1,885,510 for the nine months ended September 30, 2019. The increase primarily was due to amortization of debt discount related to our convertible debentures included in interest expense. The resulting loss per share for the nine months ended September 30, 2020 was $1.38 per diluted share, compared to $0.96 per diluted share for the nine months ended September 30, 2019.

About VerifyMe, Inc.

VerifyMe, Inc. (NASDAQ: VRME), is a technology solutions provider specializing in brand protection functions such as counterfeit prevention, authentication, serialization, and track and trace features for labels, packaging and products. VerifyMe’s physical technology authenticates packaging, labels and documents with a suite of proprietary security inks and pigments, which work in conjunction with serialization and track and trace software known as VeriPAS™ that allows both consumers and brand inspectors to verify authenticity with their smartphones. VeriPAS™ is a serialization software system that brand owners access through a web portal to monitor, control and protect their products complete life cycle. To learn more, visit www.verifyme.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements regarding revenue opportunities, the use of our products in additional presses and locations, the results of ongoing tests, and roll-out of our products and authentication devices. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the impact of the COVID-19 pandemic, intellectual property litigation, the successful development of our sales and marketing capabilities, our ability to retain key management personnel, our ability to work with partners in selling our technologies to businesses, production difficulties, our inability to enter into contracts and arrangements with future partners, issues which may affect the reluctance of large companies to change their purchasing of products, acceptance of our technologies and the efficiency of our authenticators in the field. Further information on our risk factors is contained in our filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2019 and the Quarterly Report on Form 10-Q for the three months ended September 30, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Use of Non-GAAP Financial Measures

This press release includes both financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”), as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to and should not be considered as alternatives to any other GAAP financial measures. They may not be indicative of the historical operating results of VerifyMe nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

VerifyMe’s management uses and relies on EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that both management and shareholders benefit from referring to EBITDA and Adjusted EBITDA in planning, forecasting and analyzing future periods. The Company’s management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparison. The Company’s management recognizes that EBITDA and Adjusted EBITDA, as non-GAAP financial measures, have inherent limitations because of the described excluded items.

The Company defines EBITDA as net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation and the fair value of options, restricted stock awards and warrants issued in exchnage for services. VerifyMe believes EBITDA and Adjusted EBITDA are important measures of VerifyMe’s operating performance because they allow management, investors and analysts to evaluate and assess VerifyMe’s core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

A reconciliation of EBITDA and Adjusted EBITDA to the most comparable financial measure, net loss, calculated in accordance with GAAP is included in this press release. The Company believes that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between VerifyMe and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

For Licensing or Other Information Contact:

Company: VerifyMe, Inc.

Email: IR@verifyme.com

Website: http://www.verifyme.com

Investors:

ClearThink

nyc@clearthink.capital

VerifyMe, Inc.

Balance Sheets

	As of
	September 30, 2020	December 31, 2019
	(Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$8,975,614	$252,766
Accounts Receivable	103,067	81,113
Deposits on Equipment	-	51,494
Prepaid expenses and other current assets	81,801	31,801
Inventory	48,347	30,158
TOTAL CURRENT ASSETS	9,208,829	447,332

PROPERTY AND EQUIPMENT
Equipment for lease, net of accumulated amortization of
$34,304 and $0 as of September 30, 2020 and December 31, 2019, respectively	216,789	177,021

INTANGIBLE ASSETS
Patents and Trademarks, net of accumulated amortization of
$312,956 and $292,588 as of September 30, 2020 and December 31, 2019, respectively	250,190	218,570
Capitalized Software Costs, net of accumulated amortization of
$15,034 and $0 as of September 30, 2020 and December 31, 2019, respectively	85,197	100,231
TOTAL ASSETS	$9,761,005	$943,154

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Convertible Debt, net of unamortized debt discount	$-	$297,997
Derivative Liability	-	171,499
Accounts payable and other accrued expenses	542,795	422,297
Accrued Payroll	-	119,041
TOTAL CURRENT LIABILITIES	542,795	1,010,834

LONG-TERM LIABILITIES
Term Note	$72,400	$-

TOTAL LIABILITIES	$615,195	$1,010,834

STOCKHOLDERS' EQUITY (DEFICIT)
Series A Convertible Preferred Stock, $.001 par value, 37,564,767 shares authorized; 0 shares issued and outstanding as of September 30, 2020 and
0 shares issued and outstanding as of December 31, 2019	-	-

Series B Convertible Preferred Stock, $.001 par value; 85 shares
authorized; 0.85 shares issued and outstanding as of September 30, 2020 and	-	-
December 31, 2019, respectively

Common stock, $.001 par value; 675,000,000 authorized; 5,584,540 and 2,239,120 issued, 5,577,529 and 2,232,112 shares outstanding as of September 30, 2020 and December 31, 2019, respectively	5,578	2,232

Additional paid in capital	75,753,019	61,814,826

Treasury stock as cost; 7,011 shares at September 30, 2020 and December 31, 2019	(113,389)	(113,389)

Accumulated deficit	(66,499,398)	(61,771,349)

STOCKHOLDERS' EQUITY (DEFICIT)	9,145,810	(67,680)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,761,005	$943,154

VerifyMe, Inc.

Statements of Operations

(Unaudited)

	Three months ended		Nine months ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

NET REVENUE
Sales	$100,697	$56,225	$267,799	$143,158

COST OF SALES	18,621	8,471	48,595	30,323

GROSS PROFIT	82,076	47,754	219,204	112,835

OPERATING EXPENSES
General and administrative (a)	572,044	350,851	1,603,837	1,001,728
Legal and accounting	85,793	41,977	175,518	172,676
Payroll expenses (a)	108,037	167,807	411,562	374,382
Research and development	6,804	804	7,206	7,055
Sales and marketing (a)	292,470	148,416	414,819	400,717
Total Operating expenses	1,065,148	709,855	2,612,942	1,956,558

LOSS BEFORE OTHER EXPENSE, NET	(983,072)	(662,101)	(2,393,738)	(1,843,723)

OTHER (EXPENSE) INCOME
Interest income (expenses), net	243	(8,338)	(2,053,807)	(5,678)
Change in fair value of embedded derivative	-	(36,109)	-	(36,109)
Loss on Extinguishment of debt	-	-	(280,504)	-
TOTAL OTHER (EXPENSE) INCOME, NET	243	(44,447)	(2,334,311)	(41,787)
NET LOSS	$(982,829)	$(706,548)	$(4,728,049)	$(1,885,510)

LOSS PER SHARE
BASIC	$(0.18)	$(0.36)	$(1.38)	$(0.96)
DILUTED	$(0.18)	$(0.36)	$(1.38)	$(0.96)

WEIGHTED AVERAGE COMMON SHARE OUTSTANDING
BASIC	5,488,111	1,962,755	3,436,805	1,964,183
DILUTED	5,488,111	1,962,755	3,436,805	1,964,183

(a)	Includes share-based compensation of $311,523 and $999,447 for the three and nine months ended September 30, 2020, respectively, and $322,641 and $671,649 for the three and nine months ended September 30, 2019, respectively.

VerifyMe, Inc.

Statements of Cash Flows

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,728,049)	$(1,885,510)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	61,888	103,167
Fair value of options in exchange for services	642,774	399,828
Fair value of restricted stock awards issued in exchange for services	240,950	168,654
Fair value of warrants in exchange for services	53,835	-
Loss on Extinguishment of Debt	280,504	-
Amortization of debt discount	1,992,000	8,696
Common stock issued for interest expense	60,802	-
Change in Fair Value of Embedded Derivative	-	36,109
Amortization and depreciation	69,706	17,297
Changes in operating assets and liabilities:
Accounts Receivable	(21,954)	(21,042)
Deposits on Equipment	-	(163,090)
Inventory	(18,189)	4,020
Prepaid expenses and other current assets	(50,000)	(4,200)
Accounts payable and accrued expenses	120,498	(19,048)
Net cash used in operating activities	(1,295,235)	(1,355,119)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of Patents	(51,988)	(36,953)
Purchase of Equipment for lease	(22,578)	-
Capitalized Software Costs	-	(71,425)
Net cash used in investing activities	(74,566)	(108,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from public offering of securities, net of costs	9,023,046	-
Proceeds from issuance of notes payable	72,400	-
Repayment of bridge financing and early redemption fee	(750,000)	-
Proceeds from convertible debt, net of costs	1,747,203	461,307

Net cash provided by financing activities	10,092,649	461,307

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS	8,722,848	(1,002,190)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	252,766	1,673,201

CASH AND CASH EQUIVALENTS - END OF PERIOD	$8,975,614	$671,011

VerifyMe, Inc.

GAAP to Non-GAAP Reconciliation

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net loss (GAAP)	$(982,829)	$(706,548)	$(4,728,049)	$(1,885,510)

Interest income (expenses), net	(243)	8,338	2,053,807	5,678
Change in fair value of embedded derivative	-	36,109	-	36,109
Loss on extinguishment of debt	-	-	280,504	-
Amortization and depreciation	22,706	5,662	69,706	17,297
EBITDA (Non-GAAP)	(960,366)	(656,439)	(2,324,032)	(1,826,426)

Adjustments:

Stock based compensation	12,207	88,167	61,888	103,167
Fair value of options in exchange for services	157,304	150,040	642,774	399,828
Fair value of restricted stock awards issued in exchange for services	142,012	84,434	240,950	168,654
Fair value of warrants in exchange for services	-	-	53,835	-

Adjusted EBITDA (Non-GAAP)	$(648,843)	$(333,798)	$(1,324,585)	$(1,154,777)